ARTHUR ANDERSEN LLP





   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated
   February 8, 1995 included and incorporated by reference in Schultz Sav-O Stores, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                                 /s/  ARTHUR ANDERSEN LLP



   Milwaukee, Wisconsin
   May 16, 1995